UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2013

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Financial Service Corporation (the “Company”), the banking holding company for First Federal Savings Bank of Elizabethtown (“First Federal”), announced today that Robert Whartenby joined the Bank on July 8, 2013, as a senior credit officer pending approval of his appointment as Executive Vice President and Chief Credit Officer by the Federal Deposit Insurance Corporation.

Mr. Whartenby, age 52, has served in a number of senior lending and credit positions with First Tennessee National Corporation since May 2008, most recently as head of Syndicated Credit. He began his banking career in 1983, and has served in credit and lending positions of increasing responsibility with several financial institutions, including nine years as a senior credit risk officer with General Electric Capital Corporation.

On July 11, 2013, the Company issued a press release announcing that Mr. Whartenby had joined the Company and the Bank. A copy of the press release is attached as Exhibit 99.1.

The Company also reported that Robert Critchfield, who has served as Chief Credit Officer of the Bank since February 2012, is retiring effective July 12, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Press Release dated July 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: July 11, 2013	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke President